Exhibit 10.24

FIRST AMENDMENT

to the

BANK OF THE SIERRA

SALARY CONTINUATION AGREEMENT

DATED JANUARY 1, 2007

for

KEVIN McPHAILL

THIS FIRST AMENDMENT is entered into this 1st day of April 2015, by and between BANK OF THE SIERRA, a state-chartered commercial bank located in PORTERVILLE, CALIFORNIA (the “Bank”), and KEVIN MCPHAILL (the “Executive”).

WHEREAS, the Bank and the Executive executed the First Amended and Restated Salary Continuation Agreement on January 1, 2007 (“Agreement”); and

WHEREAS, Section 8.1 of the Agreement provides that the Agreement may be amended by mutual consent of the Bank and the Executive; and

WHEREAS, the purpose of this FIRST AMENDMENT is to increase the retirement benefit and the death benefit.

NOW, THEREFORE, pursuant to Section 8.1 of the Agreement, it is mutually agreed by and between the Bank and the Executive as follows:

1.	Section 2.1.1 shall be amended to replace the words “One Hundred Thousand Dollars ($100,000)” with “One Hundred Fifty Thousand Dollars ($150,000).”

2.	Section 3.1.1 shall be amended to replace the words “Nine Hundred Ninety-Two Thousand Four Hundred Sixty-Seven dollars ($992,467)” with the words “One Million Four Hundred Eighty-Eight Thousand Seven Hundred and One dollars ($1,488,701.00).”

This Amendment supersedes any prior amendment on the same subject. To the extent any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, such paragraph, term, or provision shall remain in full force and effect as set forth in the Agreement.

IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT as of the date indicated above.

EXECUTIVE:	BANK:

BANK OF THE SIERRA

/s/ Kevin McPhaill	By	/s/ Morris A. Tharp
Kevin McPhaill	Title CHAIRMAN